Exhibit 99.1

Halcón Resources Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information sets forth selected historical consolidated financial information for Halcón Resources Corporation (the “Company” or “Halcón”) and gives effect to the divestiture of the Company’s water infrastructure assets (the “Water Infrastructure Divestiture”). On October 31, 2018, certain wholly owned subsidiaries of Halcón entered into an Asset Purchase Agreement (the “Agreement”) with an affiliate of WaterBridge Resources LLC (the “Purchaser”) to sell water infrastructure assets located in the Delaware Basin for a total purchase price of up to $325.0 million, consisting of $200.0 million payable in cash upon closing and potential incentive payments of up to $25.0 million per year for each of the next five years subject to the Company’s ability to meet certain annual incentive thresholds which will be driven by, among other things, the Company’s development program which will consider future market conditions and is subject to change. The transaction closed on December 20, 2018. The historical data provided for the year ended December 31, 2017 is derived from the audited annual consolidated financial statements included in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed on March 1, 2018. The historical data provided as of and for the nine months ended September 30, 2018 is derived from the unaudited condensed consolidated financial statements included in Halcón’s Form 10-Q for the period ended September 30, 2018, which was filed on November 8, 2018.

The unaudited pro forma condensed consolidated statements of operations are presented for the fiscal year ended December 31, 2017 and for the nine months ended September 30, 2018.  The unaudited pro forma condensed consolidated balance sheet is presented as of September 30, 2018. The pro forma financial information is provided for informational and illustrative purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes in Halcón’s Annual Report on Form 10-K for the year ended December 31, 2017 and Halcón’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.

The pro forma adjustments, as described in the notes to the pro forma financial information, are based on currently available information. Management believes such adjustments are reasonable, factually supportable and directly attributable to the Water Infrastructure Divestiture. The unaudited pro forma condensed consolidated statements of operations give effect to the events and transactions as if completed on January 1, 2017, and only include adjustments which have an ongoing impact.

The pro forma financial information does not purport to represent what the Company’s actual consolidated results of operations or financial position would have been had the events and transactions occurred on the dates assumed, nor is it necessarily indicative of the Company’s future financial condition or consolidated results of operations.

The preparation of the pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Halcón  Resources Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of September 30, 2018
	(in thousands except share and per share data)
	Consolidated Halcón Resources Historical	Water Infrastructure Divestiture		Halcón Resources Pro Forma
Current assets:
Cash	$137	$196,660	(1)	$196,797
Accounts receivable	46,764	(119	)(2)	46,645
Receivables from derivative contracts	16,553	—		16,553
Prepaids and other	10,969	—		10,969
Total current assets	74,423	196,541		270,964
Oil and natural gas properties (full cost method):
Evaluated	1,362,136	8,044	(3)	1,370,180
Unevaluated	982,922	—		982,922
Gross oil and natural gas properties	2,345,058	8,044		2,353,102
Less - accumulated depletion	(617,075)	—		(617,075)
Net oil and natural gas properties	1,727,983	8,044		1,736,027
Other operating property and equipment:
Other operating property and equipment	188,321	(83,078	)(2)	105,243
Less - accumulated depreciation	(9,136)	2,388	(2)	(6,748)
Net other operating property and equipment	179,185	(80,690)		98,495
Other noncurrent assets:
Receivables from derivative contracts	2,794	—		2,794
Funds in escrow and other	1,915	—		1,915
Total assets	$1,986,300	$123,895		$2,110,195

Current liabilities:
Accounts payable and accrued liabilities	$141,377	$(4,875	)(2)(3)	$136,502
Liabilities from derivative contracts	86,176	—		86,176
Other	149	—		149
Total current liabilities	227,702	(4,875)		222,827
Long-term debt, net	667,726	—		667,726
Other noncurrent liabilities:
Liabilities from derivative contracts	37,459	—		37,459
Asset retirement obligations	6,963	(356	)(2)	6,607
Commitments and contingencies
Stockholders’ equity:
Common stock: 1,000,000,000 shares of $0.0001 par value authorized	16	—		16
Additional paid-in capital	1,091,441	—		1,091,441
Retained earnings (accumulated deficit)	(45,007)	129,126	(4)	84,119
Total stockholders’ equity	1,046,450	129,126		1,175,576
Total liabilities and stockholders’ equity	$1,986,300	$123,895		$2,110,195

Halcón  Resources Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share data)

	Nine Months Ended
	September 30, 2018
	Consolidated Halcón Resources	Water Infrastructure		Halcón Resources
	Historical	Divestiture		Pro Forma
Operating revenues	$166,265	$(397	)(4)	$165,868

Operating expenses
Production
Lease operating	15,504	14,799	(5)	30,303
Workover and other	4,795	—		4,795
Taxes other than income	9,812	(261	)(6)	9,551
Gathering and other	30,782	(10,307	)(6)	20,475
Restructuring	128	—		128
General and administrative	49,196	—		49,196
Depletion, depreciation and accretion	52,397	(1,629	)(7)	50,768
(Gain) loss on sale of oil and natural gas properties	7,235	—		7,235
Total operating expenses	169,849	2,602		172,451
Income (loss) from operations	(3,584)	(2,999)		(6,583)

Net gain (loss) on derivative contracts	(66,603)	—		(66,603)
Interest expense and other	(30,522)	—		(30,522)
Total other income (expenses)	(97,125)	—		(97,125)
Income (loss) before income taxes	(100,709)	(2,999)		(103,708)
Income tax benefit (provision)	—	—		—
Net income (loss) available to common stockholders	$(100,709)	$(2,999)		$(103,708)

Net income (loss) per share of common stock:
Basic & Diluted	$(0.64)			$(0.66)
Weighted average common shares outstanding:
Basic & Diluted	156,628			156,628

Halcón  Resources Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share data)

	Year Ended
	December 31, 2017
	Consolidated Halcón Resources	Water Infrastructure		Halcón Resources
	Historical	Divestiture		Pro Forma
Operating revenues	$377,965	$(555	)(4)	$377,410

Operating expenses
Production
Lease operating	61,743	7,523	(5)	69,266
Workover and other	21,739	—		21,739
Taxes other than income	30,757	(100	)(6)	30,657
Gathering and other	40,783	(6,022	)(6)	34,761
Restructuring	7,535	—		7,535
General and administrative	111,351	—		111,351
Depletion, depreciation and accretion	110,207	(784	)(7)	109,423
(Gain) loss on sale of oil and natural gas properties	(721,573)	—		(721,573)
Total operating expenses	(337,458)	617		(336,841)
Income (loss) from operations	715,423	(1,172)		714,251

Net gain (loss) on derivative contracts	1,291	—		1,291
Interest expense and other, net	(71,097)	—		(71,097)
Gain (loss) on extinguishment of debt	(114,931)	—		(114,931)
Total other income (expenses)	(184,737)	—		(184,737)
Income (loss) before income taxes	530,686	(1,172)		529,514
Income tax benefit (provision)	5,000	—		5,000
Net income (loss)	535,686	(1,172)		534,514
Non-cash preferred dividend	(48,007)	—		(48,007)
Net income (loss) available to common stockholders	$487,679	$(1,172)		$486,507

Net income (loss) per share of common stock:
Basic	$3.67			$3.66
Diluted	$3.65			$3.64

Weighted average common shares outstanding:
Basic	132,763			132,763
Diluted	133,576			133,576

Adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Balance sheet adjustments

(1)         Reflects the receipt of $200.0 million gross proceeds from the disposition received at closing less estimated transaction costs of approximately $3.3 million. The purchase price is subject to customary closing adjustments.

(2)         Represents the removal of assets and liabilities attributable to the Water Infrastructure Divestiture.

(3)         Adjustment to gross up the Company’s historical capital expenditures associated with fees for water used in the Company’s drilling and completions operations that will now be paid to the Purchaser and will no longer be eliminated in consolidation. Freshwater and produced water will be purchased at $0.55 per barrel and $0.35 per barrel, respectively, as set forth in the Agreement.

(4)         Reflects an estimated gain on sale of assets of $129.1 million, based on the initial cash payment of $200.0 million received at closing. The estimated gain has not been reflected in the pro forma condensed consolidated statements of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential closing adjustments.

Statements of operations adjustments

(4)         Reflects the elimination of third-party operating revenues related to the Water Infrastructure Divestiture.

(5)         Adjustment to gross up the Company’s historical lease operating expense associated with the water gathering fee that will now be paid to the Purchaser and will no longer be eliminated in consolidation. The water gathering fee will be $0.80 per barrel of the Company’s water delivered at the Purchaser’s receipt points.

(6)         Reflects adjustments to remove the historical operating expenses associated with the Water Infrastructure Divestiture.

(7)         Reflects the elimination of depreciation and accretion expense related to the Water Infrastructure Divestiture.